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                                                                    EXHIBIT 3.31

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
               THE VHS ARIZONA IMAGING CENTERS LIMITED PARTNERSHIP

      This Certificate of Limited Partnership (the "Certificate") of The VHS Arizona Imaging Centers Limited Partnership, a Delaware limited partnership (the "Partnership"), is made as of this 14th day of May, 2001, by VHS Imaging Centers, Inc., a Delaware corporation, as the sole General Partner of the Partnership.

      The General Partner hereby certifies as follows:

      1. The name of the Partnership is The VHS Arizona Imaging Centers Limited Partnership.

      2. The complete street address of the registered office and the name of the registered agent required to be maintained in Delaware are as follows:

            The registered office is:

            9 East Loockerman Street
            Dover, Delaware 19901
            County of Kent

      The name of the registered agent of the Partnership at such address is National Registered Agents, Inc.

      3. The street address of the principal office of the partnership is as follows:

            8805 N. 23rd Avenue
            Suite 250
            Phoenix, Arizona 85021

      4. The name and business address of each General Partner are as follows:

            VHS Imaging Centers, Inc.
            20 Burton Hills Boulevard
            Suite 100
            Nashville, Tennessee 37215

      5. This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware.

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                                                                               2

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

                                   VHS IMAGING CENTERS, INC.,
                                   a Delaware corporation,
                                   the General Partner

                                   By: /s/ Ronald P. Soltman
                                       ---------------------------------------
                                   Name: Ronald P. Soltman
                                   Title: Executive Vice President